UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 14, 2021

Enzo Biochem, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

001-09974	13-2866202
(Commission File Number)	(IRS Employer Identification No.)

527 Madison Avenue
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 583-0100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01 par value	ENZ	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-1 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On October 18, 2021, Enzo Biochem, Inc. (the “Company”) announced the appointment of Hamid Erfanian to the position of Chief Executive Officer, commencing on November 8, 2021. Mr. Erfanian succeeds Dr. Elazar Rabbani, who, as previously disclosed, will step down from his position as Chief Executive Officer of the Company. As previously disclosed, Dr. Rabbani will remain Chairperson of the Board of Directors and will assume the role of Chief Scientific Officer of the Company.

Mr. Erfanian, age 52, has over 28 years of experience as a seasoned healthcare executive specializing in the diagnostic, medical devices, and life sciences industry. Prior to his appointment as Chief Executive Officer of the Company, Mr. Erfanian was most recently Chief Commercial Officer of EUROIMMUN, a PerkinElmer Company. He previously served as Chief Executive Officer of its US subsidiary, a position he held from June 2014 through August 2021. Prior to EUROIMMUN, Mr. Erfanian held executive and senior positions at several notable diagnostics companies including Diagnostica Stago, Beckman Coulter, and Abbott Laboratories. Earlier in his career, Mr. Erfanian worked at leading diagnostic laboratory testing companies, Quest Diagnostics and Laboratory Corporation of America. He received his Bachelor’s Degree in Science and Mathematics from North Dakota State University and a Masters of Business Administration from the Cox School of Business at Southern Methodist University.

Pursuant to an Executive Employment Agreement, dated October 14, 2021, entered into between the Company and Mr. Erfanian governing the terms of Mr. Erfanian’s appointment as Chief Executive Officer, Mr. Erfanian will receive the following compensation:

●	A base salary of $600,000;

●	Eligibility to receive an annual discretionary bonus of between thirty percent (30%) and one hundred percent (100%) of Mr. Erfanian’s base salary actually received in any such year;

●	Subject to the approval of the Board and pursuant to the Company’s 2011 Amended and Restated Incentive Plan, a restricted stock unit (“RSU”) award for 260,000 shares of common stock of the Company, which shall vest, subject to Mr. Erfanian remaining employed and in good standing, in equal one-third annual increments;

●	Subject to the approval of the Board and pursuant to the Company’s 2011 Amended and Restated Incentive Plan, an option to purchase 700,000 shares (“Options”) of the Company’s common stock at the fair market value as determined by the Board as of the date of grant, which shall vest, subject to Mr. Erfanian remaining employed and in good standing, in equal one-third annual increments;

●	Eligibility to receive an annual grant of both RSUs and Options in an amount and pursuant to terms as determined by the Board in its sole discretion;

●	A relocation reimbursement for up to $60,000 in relocation expenses;

●	Eligibility to participate in all employee benefit programs for which Mr. Erfanian is eligible under the terms and conditions of the benefit plans, including, at minimum, health, medical & dental for Mr. Erfanian and his spouse and dependents, 401(k), and paid time off including four (4) weeks of paid vacation as well as other benefits; and

●	Severance benefits in the event that Mr. Erfanian’s employment is terminated for any reason other than for “cause” or “good reason, each as defined in the Executive Employment Agreement, equal to the equivalent of twelve (12) months of Mr. Erfanian’s base salary in effect as of the date of Mr. Erfanian’s employment termination, subject to standard payroll deductions and withholdings and subject to Mr. Erfanian signing, not revoking, and complying with a separation agreement and release of claims in a form reasonably satisfactory to the Company.

The Executive Employment Agreement defines “cause” as: (a) the commission of any (i)felony or (ii) crime involving fraud, dishonesty or moral turpitude (whether or not a felony); (b) any action by Mr. Erfanian involving fraud, breach of the duty of loyalty, malfeasance, willful misconduct, or negligence, (c) the failure or refusal by Mr. Erfanian to perform any material duties hereunder or to follow any lawful and reasonable direction of the Company; (d) intentional damage to any property of the Company (reasonable wear and tear from regular use excepted); (e) chronic neglect or absenteeism in the performance of Mr. Erfanian’s duties; (f) willful misconduct, gross negligence, or other material violation of Company policy or code of conduct that causes an adverse effect upon the Company; (g) breach of any written agreement with the Company (including this Employment Agreement); or (h) any action that in the reasonable belief of the Board shall or potentially shall subject the Company to material adverse publicity or effects.

The Executive Employment Agreement defines “good reason” as Mr. Erfanian’s resignation following the Company’s (a) material diminution of Mr. Erfanian’s title or duties below that of the level of a Chief Executive Officer; (b) material and uncured breach of this Agreement; (c) material reduction in Mr. Erfanian’s annual base salary as in effect on the date hereof or as the same may be increased from time to time, other than as required by exigent business circumstances; or (d) a requirement that Mr. Erfanian perform his job on a permanent basis more than fifty (50) miles from Farmingdale, New York; provided, that Mr. Erfanian shall give written notice to the Company within thirty (30) days following the occasion of any allegation of “good reason,” and the Company shall have thirty (30) days to cure same.

The foregoing description of the Executive Employment Agreement is qualified in its entirety by reference to the text of such letter, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2021.

There are no arrangements or understandings between Mr. Erfanian and any other persons pursuant to which he was appointed as Chief Executive Officer, no family relationships among any of the Company’s directors or executive officers and Mr. Erfanian and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Mr. Erfanian as Chief Executive Officer of the Company is attached to this Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished as part of this Current Report on Form 8-K to the extent described in Item 5.02.

Exhibit No.	Description
99.1	Press Release dated October 18, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZO BIOCHEM, INC.

Date: October 18, 2021	By:	/s/ David Bench
David Bench
Chief Financial Officer

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